Exhibit 10.16

FORM OF

CONTRIBUTION, CONVEYANCE AND ASSIGNMENT AGREEMENT

among

RENTECH, INC.,

RENTECH DEVELOPMENT CORPORATION,

RENTECH NITROGEN HOLDINGS, INC.,

RENTECH NITROGEN GP, LLC,

RENTECH NITROGEN PARTNERS, L.P.

and

RENTECH ENERGY MIDWEST CORPORATION

CONTRIBUTION, CONVEYANCE AND ASSIGNMENT AGREEMENT

This Contribution, Conveyance and Assignment Agreement, dated as of ____________, 2011, is entered into by and among RENTECH, INC., a Colorado Corporation (“Rentech”), RENTECH DEVELOPMENT CORPORATION, a Colorado corporation (“RDC”), RENTECH NITROGEN HOLDINGS, INC., a Delaware corporation (“RNHI”), RENTECH NITROGEN GP, LLC, a Delaware limited liability company (the “General Partner”), RENTECH NITROGEN PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), and RENTECH ENERGY MIDWEST CORPORATION, a Delaware corporation (the “Operating Company” and, collectively with Rentech, RDC, RNHI, the General Partner and the Partnership, the “Parties”, and each, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in Section 1.1.

RECITALS

WHEREAS, in connection with the consummation of the transactions contemplated hereby, each of the following actions has been taken prior to the date hereof:

1. RDC formed the General Partner pursuant to the Delaware Limited Liability Company Act and contributed $1,000 to the General Partner in exchange for all of the member interests in the General Partner;

2. RDC and the General Partner formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act and (a) the General Partner was designated as a non-economic general partner of the Partnership and (b) RDC contributed $980 to the Partnership in exchange for all of the limited partner interests in the Partnership;

3. RDC formed RNHI pursuant to the Delaware General Corporation Law and contributed $1,000 to RNHI in exchange for all of the capital stock in RNHI;

4. RDC contributed all of the member interests in the General Partner to RNHI as a capital contribution;

5. RDC contributed all of the limited partner interests in the Partnership to RNHI as a capital contribution; and

6. the Partnership filed a registration statement on Form S-1 (Registration No. 333-176065) (the “Registration Statement”) relating to the offer and sale of common units representing limited partner interests in the Partnership (“Common Units”).

WHEREAS, the Parties have agreed to undertake the additional transactions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Terms. In addition to the terms defined elsewhere in this Agreement, the following defined terms shall have the meanings given below:

“Agreement” means this Contribution, Conveyance and Assignment Agreement, by and among Rentech, RDC, RNHI, the General Partner, the Partnership and the Operating Company, as amended, restated or modified from time to time.

“Closing” means the first closing of the sale of Common Units pursuant to the Underwriting Agreement.

“Closing Date” means the date of the Closing.

“Credit Agreement” means the Credit Agreement, dated June 10, 2011, by and among the Operating Company, as the borrower, Rentech, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, individually and as Administrative Agent and Collateral Agent, and Credit Suisse Securities (USA) LLC as Sole Bookrunner, Sole Syndication Agent and Sole Lead Arranger.

“Effective Time” shall mean [8:00] a.m., New York City time, on the Closing Date.

“Funds Flow Memorandum” means the Funds Flow Memorandum dated _____, 2011 detailing the flow of funds in connection with the Closing.

“Initial Offering” means the initial public offering of the Common Units pursuant to the Registration Statement.

“Limited Liability Company Agreement” means the limited liability company agreement of the General Partner, as amended.

“Losses” means any losses, damages, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney’s and expert’s fees).

“Management Services Agreement” means the Management Services Agreement, dated April 26, 2006, and as amended on July 29, 2011, by and between Rentech and the Operating Company.

“Partnership Agreement” means the agreement of limited partnership of the Partnership, as amended.

“Underwriters” means Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and _________.

“Underwriting Agreement” means the Underwriting Agreement dated __________, 2011 among the Parties and the Underwriters relating to the Initial Offering.

ARTICLE II.

THE TRANSACTIONS

Section 2.1 Actions Taken at the Effective Time. The following transactions shall take place at the Effective Time.

(a) RDC shall convert into a corporation organized under the Delaware General Corporation Law.

(b) RDC shall grant, contribute, bargain, convey, assign, transfer, set over and deliver all of the capital stock in the Operating Company to RNHI as a capital contribution, and RNHI shall accept the same.

(c) The Operating Company shall convert into a limited liability company organized under the Delaware Limited Liability Company Act and shall change its name to “Rentech Nitrogen, LLC”.

(d) Pursuant to the Management Services Agreement, the Operating Company shall pay $___ million to Rentech and, following such payment, the Management Services Agreement shall terminate in accordance with its terms.

(e) In accordance with Section 2.2, the employees of the Operating Company as of the Effective Time (the “Transferred Employees”), including, without limitation, the employees currently covered by an existing collective bargaining agreement with the Operating Company (the “Represented Employees”), shall be transferred to and shall become employees solely of the General Partner as of the Effective Time and shall cease, as of the Effective Time, to be employed by the Operating Company.

(f) The Operating Company shall distribute all of its cash, in an amount equal to $____ million, to RNHI.

(g) RNHI shall grant, contribute, bargain, convey, assign, transfer, set over and deliver all of the member interests in the Operating Company to the Partnership, and the Partnership shall accept the same, and, in exchange therefor, (i) the Partnership shall issue to RNHI _______ Common Units and (ii) RNHI shall have the right to receive from the Partnership $___ million in cash, in part as a reimbursement for certain capital expenditures deemed to have been made on behalf of the Operating Company with respect to the contributed assets.

(h) Upon closing of the Initial Offering pursuant to the Underwriting Agreement, the Partnership shall (i) pay transaction expenses incurred in connection with the Initial Offering in an aggregate amount equal to $____ million as provided in the Funds Flow Memorandum; (ii) distribute $___ million to RNHI in satisfaction of RNHI’s right to reimbursement for maintenance and capital expenditures it was deemed to have made on behalf of the Operating Company with respect to the contributed assets; (iii) contribute approximately $____ million to the Operating Company and (iv) distribute the remaining net proceeds from the Initial Offering to RNHI.

(i) From the funds contributed to it pursuant to Section 2.1(h)(iii), the Operating Company shall (i) use $____ million for the repayment in full of all amounts outstanding under, and the termination of, the Credit Agreement, and (ii) use the remainder thereof as described in “Use of Proceeds” in the Registration Statement.

(j) The Partnership Agreement and the Limited Liability Company Agreement shall be amended and restated to the extent necessary to reflect the matters and transactions mentioned in this Agreement.

(k) The Partnership shall redeem the limited partner interest issued to RDC and subsequently transferred to RNHI and shall retire such limited partner interest in exchange for a payment in cash to RNHI of $980.

(l) If the Underwriters exercise the option to purchase additional Common Units pursuant to the Underwriting Agreement (the “Option”), the Partnership shall use the net proceeds therefrom to redeem from RNHI the number of Common Units sold by the Partnership pursuant to the exercise of the Option.

Section 2.2 Transfer of Employees, Employee Agreements and Plans.

(a) The Parties agree that the Transferred Employees shall be, and hereby are, transferred to and shall become employees solely of the General Partner as of the Effective Time and shall cease, as of the Effective Time, to be employed by the Operating Company. In addition, subject to Section 2.2(b), the Parties acknowledge and agree that all benefit plans (including any insurance policies that fund or constitute benefit plans), and all agreements between the Operating Company on the one hand and any Transferred Employee on the other, together with all rights and obligations associated with each of the foregoing, are hereby assigned in their entirety by the Operating Company to the General Partner and assumed in their entirety by the General Partner, and all obligations of the Operating Company thereunder shall, upon such assignment and assumption, become the obligations of the General Partner, in each case, as of the Effective Time. The Parties shall execute and deliver such additional agreements, instruments and documents, and shall cooperate and take all actions reasonably necessary to effectuate the foregoing transfers, assignments and assumptions, and shall comply with the terms of the applicable plans and agreements so transferred, including, without limitation, the collective bargaining agreement covering the Represented Employees.

(b) Notwithstanding Section 2.2(a), this Agreement shall not constitute an agreement to assign any benefit plan or agreement, or any claim or right or any benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of another party thereto, would constitute a default or violation thereof, or upon transfer would in any way adversely affect the rights of the General Partner under such benefit plan, agreement, claim or right. If any transfer or assignment by the Operating Company to the General Partner, or any assumption by the General Partner of, any interest in, or liability, obligation or commitment under, any benefit plan, agreement, claim or right requires the consent of another party, then such transfer or assignment or assumption shall be made subject to such consent being obtained. If any such consent is not obtained prior to the Effective Time, the Parties shall use commercially reasonable efforts to secure such consent as promptly as practicable after the Effective Time (which efforts shall not require the payment of any consideration).

(c) The General Partner shall indemnify, defend and hold harmless the Partnership and the Operating Company from and against any Losses suffered or incurred by the Partnership or the Operating Company by reason of or arising out of the transfer of the Transferred Employees to the General Partner pursuant to Section 2.2(a) and the employment of the Transferred Employees by the General Partner, including any Losses suffered or incurred resulting from actions taken, or liabilities incurred by the Partnership or the Operating Company with respect to the Transferred Employees in connection with applicable collective bargaining agreements covering such Transferred Employees.

Section 2.3 Order of Transactions. The Parties intend that the transactions set forth in Section 2.1 shall take place in the order in which such transactions are listed. However, in order to facilitate the consummation of the transactions contemplated by this Agreement, the Parties may deliver documents or payments required to be made under this Agreement to another Party prior to the time that such documents or payments are required to be delivered in accordance with the order of the transactions set forth in Section 2.1. Any Party that receives a document or payment prior to the time it is required to be delivered in accordance with the order set forth in Section 2.1 shall hold such document or payment in escrow until the applicable transaction takes place in accordance with such order (at which time such document or payment shall be deemed to be released from escrow and delivered in accordance with the terms of this Agreement).

ARTICLE III.

EFFECTIVENESS

Notwithstanding anything contained in this Agreement to the contrary, the provisions of Article II shall not be operative or have any effect until the Closing, following which the provisions of Article II shall be effective and operative, without further action by any Party. If the Closing does not occur within thirty (30) days of the date of this Agreement, the provisions of Article II shall be of no force and effect.

ARTICLE IV.

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE V.

MISCELLANEOUS

Section 5.1 Costs. The Partnership shall pay all expenses, fees and costs, including sales, use and similar taxes arising out of the contributions, conveyances and transactions made or to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith.

Section 5.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, will refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections will, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders, and the singular will include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import will be deemed to be followed by the words “without limitation.”

Section 5.3 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 5.4 No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 5.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together will constitute one agreement binding on the Parties.

Section 5.6 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 5.7 Submission to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in this Agreement, such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties. Each of the Parties hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect this Agreement. To the fullest extent permitted by applicable law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in this Section 5.7 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding. The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law. The Parties agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties may have. Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation as between the Parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 5.7.

Section 5.8 Remedies to Prevailing Party. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 5.9 Severability. If any provision of this Agreement or the application thereof to any Person or any circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 5.10 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties.

Section 5.11 Integration. This Agreement supersedes all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This

Agreement contains the entire understanding of the Parties with respect to its subject matter. No understanding, representation, promise or agreement, whether oral or written, is intended to be or will be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 5.12 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

RENTECH, INC.

By:
Name: Title:

RENTECH DEVELOPMENT CORPORATION

By:
Name: Title:

RENTECH NITROGEN HOLDINGS, INC.

By:
Name: Title:

RENTECH NITROGEN GP, LLC

By:
Name: Title:

RENTECH NITROGEN PARTNERS, L.P.

By:	Rentech Nitrogen GP, LLC, its general partner

By:
Name: Title:

RENTECH ENERGY MIDWEST CORPORATION

By:
Name: Title:

Contribution, Conveyance and Assignment Agreement Signature Page